EXHIBIT (j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 10, 1998 for Dreyfus Small Company Value Fund and Dreyfus Large Company Value Fund which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.



                                        ERNST & YOUNG LLP


New York, New York
February 25, 1999